BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Filing Number 20211550615
Barbara K. Cegavske	Filed On 06/22/2021 08:45:24 AM
Secretary of State State Of Nevada	Number of Pages 8

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Tiderock Companies, Inc.

Name of Represented Business Entity

I, Gary Killoran am a:

Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) ☐ commercial registered agent listed with the Nevada Secretary of State,

b) ☒ noncommercial registered agent with the following address for service of process:

701 Rising Star Dr — Henderson — Nevada 89014
Street Address — City — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

c) ☐ represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

and hereby state that on 07/24/2017 (Date) I accepted the appointment as registered agent for the above named business entity.

X Gary Killoran

Authorized Signature of R.A. or On Behalf of R.A. Company

06/21/2021
Date

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer

Date